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                                                                     Exhibit 8.1



                     [LETTERHEAD OF PILLSBURY WINTHROP LLP]




July 9, 2001


The Cleveland Electric Illuminating Company
76 South Main Street
Akron, Ohio 44308-1890

Cleveland Electric Financing Trust I
c/o The Cleveland Electric Illuminating Company
76 South Main Street
Akron, Ohio 44308-1890


     Re:      Cleveland Electric Financing Trust I
              Cumulative Trust Preferred Securities
              -------------------------------------


Ladies and Gentlemen:

As special tax counsel to The Cleveland Electric Illuminating Company (the "Company") and Cleveland Electric Financing Trust I (the "Issuer"), we have assisted in the preparation of the prospectus (the "Prospectus") that forms a part of the registration statement on Form S-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission on the date hereof to register under the Securities Act of 1933 (the "Act") up to $245,000,000 aggregate liquidation amount of the Issuer's cumulative trust preferred securities, the Company's subordinated debentures and the Company's related guarantee. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus.

We have examined and relied upon the Registration Statement and, in each case
as filed as an exhibit to the Registration Statement, (i) the form of   Amended
and Restated Trust Agreement among the Company, as Depositor, and the several trustees named therein, (ii) the form of Indenture between the Company and The Bank of New York, as Trustee, and (iii) the form of Guarantee Agreement between the Company, as Guarantor, and The Bank of New York, as Trustee.

On the basis of the foregoing and upon consideration of applicable law, we hereby confirm, subject to the qualifications contained therein, our opinion as set forth in the Prospectus under the caption "United States Taxation."
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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,



/s/ Pillsbury Winthrop LLP


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